Exhibit 99.1

Contact:    Christel Mosby, Grand Canyon Education | 602-639-6680; christel.mosby@gce.com

Grand Canyon Education Signs Definitive Agreement to Acquire Orbis Education Services

Through Acquisition, GCE Seeks to Make Major Impact on Nationwide Nursing Shortage

(December 18, 2018) - Grand Canyon Education, Inc. (NASDAQ: LOPE), a publicly traded shared services partner dedicated to serving colleges and universities, announced today that it has entered into a definitive agreement to acquire Orbis Education Services, LLC, an education services company that supports healthcare education programs for 17 regionally accredited universities across the United States (“Orbis Education”), for $362.5 million in cash. The transaction is expected to close during the first quarter of 2019, subject to customary closing and regulatory conditions.

The acquisition combines the strengths of two of the nation’s most innovative service providers in higher education in an effort to align their expertise and better address a nationwide shortage in licensed healthcare professionals.

“This is a natural extension of what Grand Canyon Education is already doing as an education services partner,” said Brian Mueller, GCE’s CEO. “We are very impressed with the quality of nursing and healthcare education that Orbis Education’s client institutions are providing. GCE can help grow that by providing investment capital and advanced technologies with behind-the-scenes support that will help University partners accomplish their goals and increase the number of licensed healthcare professionals they educate with the same high-quality outcomes.

“There is a significant shortage of healthcare professionals in this country due to the aging Baby Boomer population and impending retirements of many in the nursing profession,” Mueller added. “These are noble and well-paying professions that many students are interested in, yet many universities are forced to turn away qualified applicants due to budget constraints, a shortage of faculty, and an insufficient amount of clinical sites and classrooms. Orbis has been very innovative in providing scalable solutions for universities across the country.”

Orbis Education, founded in 2003, has created collaborative partnerships between academic institutions and employers by managing clinically intensive pre-licensure healthcare programs through a hybrid learning model that incorporates online coursework, off-campus laboratory facilities where students can practice clinical skills, and guaranteed clinical placements with healthcare partners.

Orbis Education’s partner schools have best in class outcomes including graduation rates, placement rates and first-time pass rates on the NCLEX professional licensure tests.

GCE, a pioneer of the hybrid campus model, is one of the largest providers in education services due to its partnership with Grand Canyon University, a private nonprofit Christian university with enrollment of more than 95,000 students. GCE created the infrastructure that allowed Grand Canyon University to grow from 900 traditional students on its ground campus to approximately 20,500 in just 10 years while also increasing admission requirements and increasing the average incoming GPA to more than 3.5. Over the same period online enrollment grew to more than 75,000. That was accomplished while the university invested $1.2 billion in academic infrastructure since 2009, froze tuition on the ground campus for 10 straight years, kept debt levels of its graduates to $10,000 less than the national average (according to data from the Institute for College Access and Success), and maintained low student loan default rates, which is estimated to be 5.8 percent for the most recent cohort.

“Grand Canyon Education is an excellent fit for Orbis and provides a transformational opportunity for our academic and healthcare partners as well as our employees,” said Steve Hodownes, chief executive officer, Orbis Education. “Both organizations are mission-driven and intently focused on generating high-quality results and outcomes. GCE’s extensive resources combined with Orbis’ healthcare education expertise in helping university partners create cutting-edge programs will enable more students to pursue their dreams in well-paying professions. This partnership will also allow Orbis and its University partners to increase the pipeline of exceptionally well-qualified licensed healthcare professionals that our healthcare partners need to meet the growing demand.”

DLA Piper LLP (US) (Phoenix, Arizona) is serving as outside corporate counsel to GCE in the transaction. Barclays Capital Inc. is serving as financial advisor to GCE.

Morgan Lewis & Bockius (Philadelphia, Pennsylvania) is serving as outside corporate counsel to Orbis Education in the transaction. Macquarie Capital is serving as financial advisor to Orbis Education.

For more information on GCE’s services, contact Vince Grell, Executive Vice President of University Partnerships, at 602-639-8921, or visit gce.com.

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Cautionary Statement Regarding Forward-Looking Statements

Forward-Looking Statements. This press release contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the failure of GCE to be able to operate Orbis Education in the manner it was operated prior to the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; the effect of the announcement of the transaction on GCE’s ability to retain key personnel of Orbis Education; and other factors discussed in GCE’s reports on file with the Securities and Exchange Commission. Factors or events that could affect the transaction contemplated herein or cause GCE’s actual results to differ may emerge from time to time, and it is not possible for GCE to predict all of them. GCE undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Grand Canyon Education: GCE is a publicly traded shared services partner dedicated to serving colleges and universities. GCE’s leadership team has been leading educational transformation since 1983, and supports partner institutions’ students through operational functions that achieve organizational growth and student success. GCE can design programs that serve diverse student bodies on campus or online at the undergraduate, master and doctoral program levels. These functions support the complete student life cycle including strategic enrollment management, academic counseling, financial services, learning management system support, technical support, student information system support, compliance, marketing, human resources, classroom operations, curriculum development, faculty recruitment and training, among others. For more information, visit gce.com.

About Orbis Education: Orbis Education Services, LLC develops, markets and manages healthcare education solutions that result in outstanding student outcomes and help alleviate workforce shortages for hospitals and healthcare systems. Founded in 2003, the Carmel, Indiana-based company forms strategic partnerships with academic institutions and healthcare systems to enable the delivery of high-quality, clinically intensive nursing, occupational therapy and other healthcare education programs. The company provides course development, site management, program marketing and enrollment, and student support. For more information, visit www.orbiseducation.com.